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                                                                   EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated January 13, 1996, included in this Form 10-K, on the consolidated financial statements of Teledyne, Inc. as of December 31, 1995 and for each of the two years in the period ended December 31, 1995, into the Registration Statements 333-8235, 333-10225, 333-10227, 333-10229 and
333-10245 previously filed by Allegheny Teledyne Incorporated.


                                                       ARTHUR ANDERSEN LLP


Los Angeles, California
March 26, 1997